Exhibit 99-A

FACTORS AFFECTING FUTURE OPERATING RESULTS

From time to time, the Company, through its management, may make forward-looking statements reflecting the Company’s current views with respect to future events and financial performance. These forward-looking statements, which may be in reports filed under the Securities Exchange Act of 1934, as amended ( The “Exchange Act”), in press releases and in other documents and materials as well as in written or oral statements made by or on behalf of the company, are subject to certain risks and uncertainties, including those discussed below which could cause actual results to differ materially from historical results or those anticipated. The words or phrases ” will likely result,” “are expected to,” “will continue,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast” and similar expressions are intended to identify forward-looking statements within the meaning of Section 21e of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, as enacted by the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made. In addition, the company wishes to advise readers that the factors listed below, as well as other factors could affect the company’s financial or other performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods or events in any current statement. This discussion of factors is not intended to be exhaustive, but rather to highlight important risk factors that impact results. General economic and political conditions and many other contingencies that may cause the Company’s actual results to differ from those currently anticipated are not separately discussed. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISKS ASSOCIATED WITH CURRENCY FLUCTUATIONS

The Company maintains international subsidiaries and operations in many countries, and the results of operations and the financial position of each of the company’s subsidiaries is reported in the relevant foreign currency and then translated into United States (“U.S.”) dollars at the applicable foreign currency exchange rate for inclusion in the Company’s consolidated financial statements. As exchange rates between these foreign currencies and the U.S. dollar fluctuate, the translation effect of such fluctuations may have an adverse effect on the Company’s results of operations or financial position as reported in U.S. dollars.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

The Company does business and has manufacturing operations in numerous countries and regions, including China, Hong Kong, India, Indonesia, Japan, Korea, Malaysia, Philippines, Singapore and other Asia-Pacific countries, Western and Eastern Europe, the Middle East, Africa, Canada, Mexico, Central America and South America. The stability, growth and profitability of this portion of the company’s business may be affected by changes in political and military events, trade, monetary and fiscal policies and the laws and regulations of the United States and other trading nations. In addition, the Company’s international operations are subject to the risk of new and different political and military events, legal and regulatory requirements in local jurisdictions, tariffs and trade barriers, potential difficulties in staffing and managing local operations, credit risk of local customers and distributors, potential difficulties in protecting intellectual property, risk of nationalization of private enterprises, potential imposition of restrictions on investments, potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries, and local economic, political and social conditions, including the possibility of hyper-inflationary conditions, in certain countries. If for whatever reason, the U.S. were to enter a recession, then demand for Company products would be negatively impacted in North America and throughout the rest of the world.

COMPETITION AND TECHNOLOGY ISSUES

The markets in which the Company operates are highly competitive and fragmented both geographically and by application. As a result, the Company competes with numerous regional or specialized competitors, many of which are well established in their respective markets. The Company has, from time to time, experienced price pressures from competitors in certain product lines and geographic markets. The Company’s competitors and new entrants into the Company’s lines of business can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Competition in the Company’s lines of business may limit its ability to recover future increases in labor and raw material expenses. Although the Company believes that it has certain technological and other advantages over its competitors, realizing and maintaining these advantages will require continued productive investment by the Company in research and development, sales and marketing and customer service and support. There can be no assurance that the Company will be successful in maintaining such advantages. Successful product innovation by competitors that reach the market prior to comparable innovation by the Company or that are amenable to patent protection may adversely affect the Company’s financial performance.

A number of the Company’s major OEM customers manufacture products for their own use that compete with the Company’s products. Although these OEM customers have indicated that they will continue to rely on outside suppliers, the OEMs could elect to manufacture products for their own use and in place of the products now supplied by the Company. In addition, customers of the Company’s engine filtration and exhaust products business line could decide to meet their filtration requirements through alternative methods, such as engine design modifications, rather than rely on the Company’s products.

RISKS RELATING TO ACQUISITIONS

The Company has in the past and may in the future pursue acquisitions of complementary product lines, technologies or businesses. It also completed the acquisition of ultrafilter international A.G. at the end of fiscal 2002. Acquisitions by the Company may result in potentially dilutive issuance’s of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could adversely affect the Company’s profitability. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies and products of the acquired companies, corporate culture conflicts, the diversion of management’s attention from other business concerns, assumption of unanticipated legal liabilities and the potential loss of key employees of the acquired company. There can be no assurance that the Company will be able to identify and successfully complete and integrate acquisitions. There can be no assurance as to the effect of acquisitions on the Company’s business or operating results.

ENVIRONMENTAL MATTERS

The Company is subject to various environmental laws and regulations in the jurisdictions in which it operates, including those relating to air emissions, wastewater discharges, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. The Company, like many of its competitors, has incurred and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations in both the United States and abroad.

PRODUCT DEMAND CONSIDERATIONS

Demand for certain of the Company’s products tends to be cyclical, responding historically to varying levels of construction, agricultural, heavy equipment manufacturing, mining and industrial activity in the United States and in other industrialized nations. Other factors affecting demand include the availability and cost of financing for equipment purchases and the market availability of used equipment.

Sales to each of Caterpillar, Inc. and its subsidiaries and General Electric and its subsidiaries have accounted for greater than 10 percent of the Company’s net sales in one or more of the last five fiscal years. An adverse change in Caterpillar’s or General Electric’s financial performance, condition or results of operations or a material reduction in sales to this customer for any other reason could negatively impact the Company’s operating results.

AVAILABILITY OF PRODUCT COMPONENTS

The Company obtains raw material and certain manufactured components from third-party suppliers, including significant purchases of steel. The Company maintains limited raw material inventories, even brief unanticipated delays in delivery or increases in prices by suppliers, including those due to capacity constraints, labor disputes, tariffs, impaired financial condition of suppliers, weather emergencies or other natural disasters, may adversely affect the Company’s ability to satisfy its customers on delivery and pricing and thereby affect the Company’s financial performance.

CHANGES IN THE MIX OF PRODUCTS COMPRISING REVENUE

The Company’s products constitute various product lines, which have varying profit margins. A change in the mix of products sold by the Company from that currently experienced could adversely affect the Company’s financial performance.

RESEARCH AND DEVELOPMENT

The Company makes significant annual investment in research and development activities to develop new and improved products and manufacturing processes. There can be no assurance that research and development activities will yield new or improved products or products which will be purchased by the Company’s customers, or new and improved manufacturing processes.